UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, Alan Gladstone was appointed to the Board of Directors (the “Board”) of Terra Tech Corp. (the “Company”). Mr. Gladstone will also serve on the Company’s Audit Committee and Governance and Nominating Committee and as the Chair of the Company’s Compensation Committee.

Pursuant to an Independent Director Agreement (the “Agreement”) between Mr. Gladstone and the Company, dated as of November 15, 2017 (the “Start Date”), the Company has agreed to grant Mr. Gladstone an option to purchase $87,500 of shares of the Company’s common stock, which is full vested on the Start Date. Such options will have an exercise price equal to $0.20. The term of the options granted under the Agreement will be for five (5) years from the date of grant, subject to Mr. Gladstone’s continuing service with the Company. Mr. Gladstone will also be paid cash compensation of $6,250 per month.

Item 7.01 Regulation FD Disclosure.

On November 20, 2017, the Company issued a press release announcing that it has appointed Mr. Gladstone to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release, dated November 20, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: November 20, 2017	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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